UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	May 2, 2017
(Date of earliest event reported)	May 2, 2017

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company __

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.__

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 2, 2017, Kevin S. McCarthy resigned as a director of ONEOK, Inc. (the “Company”) in connection with Mr. McCarthy’s increased responsibilities as Chairman of Kayne Anderson Acquisition Corp, which completed its IPO in April 2017. Mr. McCarthy’s resignation from the Company’s Board of Directors (the “Board”) did not result from any disagreement with the Company on any matter relating to its operations, policies or practices. In connection with Mr. McCarthy’s resignation, the size of the Board was reduced from 11 members to 10 members.

The Company appreciates Mr. McCarthy’s commitment and service to the Board.

Mr. McCarthy had been included as a nominee of the Board in the Company’s definitive proxy statement and proxy card for the Company’s 2017 Annual Meeting of Shareholders. In light of his departure from the Board, Mr. McCarthy is no longer standing for re-election to the Board at the 2017 Annual Meeting, and the Company’s proxy materials are hereby deemed amended to remove Mr. McCarthy as a nominee for the 2017 Annual Meeting. The Company’s slate of nominees otherwise remains unchanged, previously voted proxies remain valid (other than with respect to Mr. McCarthy) and Company shareholders eligible to vote at the 2017 Annual Meeting may continue to use their proxy cards to vote their shares as to the Board’s remaining nominees and the other matters being voted on at the 2017 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	May 2, 2017	By:	/s/ Derek S. Reiners
Derek S. Reiners Senior Vice President, Chief Financial Officer and Treasurer

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